Exhibit 99.1

CONTACTS:

John R. Barr President and CEO 617-926-1551 john.barr@vitechnologies.com	Thomas T. Higgins Executive Vice President, Operations and CFO 617-926-1551 tom.higgins@vitechnologies.com

Vitex Receives NASDAQ Notification

Watertown, MA (September 2, 2004) — V.I. Technologies, Inc. (Nasdaq: VITX) (“Vitex” or “the Company”), a biotechnology company dedicated to developing the next generation of anti-infective products, reported that, as required, the Nasdaq Stock Market, Inc. notified the Company that the bid price of the Company’s common stock had closed below the minimum price of $1.00 per share over the previous 30 consecutive trading days, and that in accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days until February 28, 2005 to regain compliance with the minimum bid price requirement. If at any time before that date, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, Nasdaq staff will notify the Company that it has achieved compliance with the Rule.

In addition, following the initial 180-day compliance period, if the Company meets the initial listing criteria as set forth in Nasdaq Marketplace Rule 4420, except for the bid price requirement, Nasdaq staff will notify the Company that it has been granted an additional 180 calendar day compliance period until July 11, 2005.

The per share closing price of the Company’s common stock was $1.01 on September 1, and $1.12 on September 2, 2004.

About Vitex

Vitex is developing the next generation of anti-infective products. The Company’s proprietary INACTINE™ technology, currently in a Phase III clinical trial for use in acute transfusions, is designed to inactivate a wide range of viruses, bacteria and parasites in units of red blood cells, and has also demonstrated its ability to remove prion proteins from red cell units. Over 40 million red cell units are transfused annually in the U.S., Europe and Japan. For more information on Vitex, please visit our web site at: http://www.vitechnologies.com.

Vitex recently announced that it has entered into a definitive merger agreement with privately-held Panacos Pharmaceuticals, a biotechnology company discovering and developing novel antiviral drugs for the treatment of HIV and other major human viral diseases. Terms of the merger, which is subject to the approval of the shareholders of Vitex and Panacos, are contained in the Joint Proxy Statement/ Prospectus dated July 13, 2004 and in the Form S-4 Registration Statement on file with the Securities and Exchange Commission.

Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as execution of the Company’s financing plans, quarterly fluctuations in operating results, anticipated clinical trial timelines or results, the timely availability of new products, market acceptance of the Company’s products, the impacts of competitive products and pricing, government regulation of the Company’s products and other risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

Vitex filed a Registration Statement on Form S-4, as amended, in connection with the merger, and Vitex and Panacos have mailed a Joint Proxy Statement/Prospectus to their stockholders containing information about the merger. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully. The Registration Statement and the Joint Proxy Statement/Prospectus contain important information about Vitex, Panacos, the merger and related matters. Investors and security holders can obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov, and by calling Vitex Investor Relations at 617-926-1551.

Vitex and Panacos, and their respective directors, executive officers and certain members of management and employees will be soliciting proxies from Vitex and Panacos stockholders in favor of the adoption of the merger agreement and the transactions associated with the merger. A description of any interests that Vitex’s and Panacos’ directors and executive officers have in the merger is available in the Joint Proxy Statement/Prospectus.